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                                                                      Exhibit 6j


                     CONSULTING GROUP CAPITAL MARKETS FUNDS

                          INVESTMENT ADVISORY AGREEMENT

                                                                  March 10, 1995



Parametric Portfolio Associates, Inc.
701 Fifth Ave, Suite 7310
Seattle, WA 98104

Dear Sirs:

         Under an agreement (the "Management Agreement") between the Consulting Group Capital Markets Funds, a Massachusetts business trust (the "Trust"), and Smith Barney Mutual Funds Management Inc. (the "Manager"), the Manager serves as the Trust's investment manager and has the responsibility of evaluating, recommending, supervising and compensating investment advisers to each series of the Trust.

         The Manager hereby confirms its agreement with Parametric Portfolio Associates (the "Adviser") with respect to the Adviser's serving as an investment adviser of Large Capitalization Value Equity Investments (the "Portfolio"), a series of the Trust, as follows:

         Section 1.    Investment Description; Appointment

         (a) The Trust desires to employ the Portfolio's capital by investing and reinvesting in investments of the kind and in accordance with the investment objectives, policies and limitations specified in its Master Trust Agreement dated April 12, 1991, as amended from time to time (the "Trust Agreement"), in the prospectus (the "Prospectus") and in the statement of additional information (the "Statement of Additional Information") filed with the Securities and Exchange Commission (the "SEC") as part of the Trust's Registration Statement on Form N-1A, as amended from time to time (the "Registration Statement"), and in the manner and to the extent as may from time to time be approved in the manner set forth in the Trust Agreement. Copies of the Trust's Prospectus, the Statement of Additional Information and the Trust Agreement have been or will be submitted to the Adviser.

         (b) The Manager, with the approval of the Trust, hereby appoints the Adviser to act as an investment adviser to the Portfolio for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

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         Section 2.    Portfolio Management Duties

         (a) Subject to the supervision of the Manager and the Trust's Board of Trustees, the Adviser will (i) manage the portion of the Portfolio's assets allocated to the Adviser upon the recommendation of the Manager and the review of the Board of Trustees ("Allocated Assets") in accordance with the Portfolio's investment objectives, policies and limitations as stated in the Trust's Prospectus and Statement of Additional Information; (ii) make investment decisions with respect to Allocated Assets; and (iii) place orders to purchase and sell securities and, where appropriate, commodity futures contracts with respect to Allocated Assets.

         (b) The Adviser will keep the Trust and the Manager informed of developments materially affecting the Portfolio and shall, on the Adviser's own initiative, furnish to the Trust and the Manager from time to time whatever information the Adviser believes appropriate for this purpose.

         (c) The Adviser agrees that it will comply with the Investment Company Act of 1940, as amended (the "Act"), and all rules and regulations thereunder, all applicable federal and state laws and regulations and with any applicable procedures adopted by the Trust's Board of Trustees.

         Section 3.    Brokerage

         (a) The Adviser agrees that it will place orders pursuant to its investment determinations with respect to Allocated Assets either directly with the issuer or with brokers or dealers selected by it in accordance with the standards specified in paragraphs (b) and (c) of this Section 3. The Adviser may place orders with respect to Allocated Assets with Smith Barney Mutual Funds Management Inc. or its affiliates in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, Section 17(e) of the Act and Rule 17e-1 thereunder and other applicable laws and regulations.

         (b) In placing orders with brokers and dealers, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis.

         (c) In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust and/or other accounts over which the Adviser or an affiliate exercise investment discretion.

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         Section 4.    Information Provided to the Manager and the Trust

         (a) The Adviser agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Portfolio to assist the Manager and the Trust in monitoring compliance with the Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as well as other applicable laws. The Adviser will furnish the Trust's Board of Trustees with respect to the Portfolio such periodic and special reports as the Manager and the Board of Trustees may reasonably request.

         (b) The Adviser agrees that it will immediately notify the Manager and the Trust in the event that the Adviser or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct and contain no material misstatement or omission, and it further agrees to notify the Manager and the Trust's Administrator immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Prospectus or Statement of Additional Information of the Trust, or any amendment or supplement thereto, or any statement contained therein that becomes untrue in any material respect.

         (c) The Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Adviser's registration under the Advisers Act on Form ADV, as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading. The Adviser agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Adviser acknowledges that it is an "investment adviser" to the Portfolio within the meaning of the Act and the Advisers Act.

         Section 5.    Books and Records

         In compliance with the requirements of Rule 31a-3 under the Act, the Adviser hereby agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust copies of any such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records required to be maintained by Rule 31a-1 under the Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in that Rule.

         Section 6.    Compensation

         (a) In consideration of services rendered pursuant to this Agreement, the Manager will pay the Adviser a fee that is computed daily and paid monthly at the annual rate of 0.20% of the average daily net assets of the Portfolio of the first $300 million; and 0.15% on the value of the Portfolio's average daily net assets, multiplied by a fraction, the numerator of which is the average daily value of Allocated Assets and the denominator of which is the average daily value of the Portfolio's total assets (the "Portfolio Advisory Fee"). The Portfolio Advisory Fee payable

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to the Adviser shall be reduced in the same proportion as the Portfolio Advisory
Fee bears to the Manager's fee from the Portfolio to the extent, in any fiscal year of the Portfolio, the aggregate expenses of the Portfolio (including fees pursuant to this Agreement and the Trust's Administration Agreement with the Administrator, but excluding interest, taxes, brokerage fees, and, if permitted by state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Portfolio.

         (b) The Portfolio Advisory Fee for the period from the date of this Agreement becomes effective to the end of the month during which this Agreement becomes effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         (c) For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the time and in the manner specified in the Trust's Prospectus and/or the Statement of Additional Information.

         Section 7.    Costs and Expenses

         During the term of this Agreement, the Adviser will pay all expenses incurred by it and its staff in connection with the performance of its services under this Agreement, including the payment of salaries of all officers and employees who are employed by it and the Trust.

         Section 8.    Standard of Care

         The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matter to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Portfolio to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.

         Section 9.    Services to Other Companies or Accounts

(a) It is understood that the services of the Advisor are not exclusive, and nothing in this agreement shall prevent the Advisor from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the Trust) or from engaging in other activities; provided, however, that the Advisor agrees that neither it nor any of its affiliated persons (as defined in the Act) shall accept retention as investment adviser, investment manager or similar service provider during the pendency of this Agreement and for the period of one (1) year after the termination of this Agreement with or for the benefit of any investment company registered under the Act that seeks as a primary market

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for its shares asset allocation programs similar in nature or market to TRAK
Personalized Investment Advisory Service.

         (b) The proviso set forth in paragraph (a) of this Section 9 shall not apply to the continuation of any contractual relationship to which the Advisor is a party that is in effect on the date of this Agreement.

         (c) When the Advisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Advisor recommends the purchase or sale of the same security for the Trust, it is understood that in light of its fiduciary duty to the Trust such transactions will be executed on a basis that is fair and equitable to the Trust.

         (d) The Trust and the Manager understand and acknowledge that the persons employed by the Advisor to assist in the performance of its duties under this Agreement will not devote their full time to that service; nothing contained in this Agreement will be deemed to limit or restrict the right of the Advisor or any affiliate of the Advisor to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, subject to the proviso set forth in paragraph (a) of this Section 9.

         Section 10.   Duration and Termination

         (a) This Agreement shall become effective on March 10, 1995, or, if a later date, the date it is approved by shareholders of the Portfolio and shall continue for two years from that date, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or
(ii) a vote of a majority of the Portfolio's outstanding voting securities (as defined in the Act), provided that the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust, by vote cast in person at a meeting called for the purpose of voting on such approval.

         (b) Notwithstanding the foregoing, this Agreement may be terminated (i) by the Manager at any time without penalty, upon notice to the Adviser and the Trust, (ii) at any time without penalty by the Trust, upon the vote of a majority of the Trust's Trustees or by vote of the majority of the Trust's outstanding voting securities, upon notice to the Manager and the Trust or (iii) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Manager and the Trust.

         (c) This Agreement will terminate automatically in the event of its assignment (as defined in the Act and in rules adopted under the Act).

         Section 11.   Amendments

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the

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change, waiver, discharge or termination is sought, and no amendment of this
Agreement shall be effective until approved in accordance with applicable law.

         Section 12.   Miscellaneous

         (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the Act, the Advisers Act, or rules or orders of the SEC thereunder.

         (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions thereof or otherwise affect their construction or effect.

         (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         (d) Nothing herein shall be construed as constituting the Adviser as an agent of the Trust or the Manager.

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If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.


                                 SMITH BARNEY MUTUAL FUNDS
                                 MANAGEMENT INC.

                                  By:
                                      ---------------------------
                                      Name:  Heath B. McLendon
                                      Title: President

Accepted:

PARAMETRIC PORTFOLIO ASSOCIATES



By:
    ---------------------------
    Name:
    Title:

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